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                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


                           VESSEL CONVERSION AGREEMENT

HULL NUMBER:      S-137

MAXIMUM PRICE:    $6,454,432.00

REDELIVERY DATE:  March 21, 2000 at Langley, Washington

                                    CONTRACT

This Agreement entered into as of the 20th day of August 1999

                                     BETWEEN

                      NICHOLS BROTHERS BOAT BUILDERS, INC.
                         (hereinafter called "BUILDER").

                                       AND

                          THE DELTA QUEEN STEAMBOAT CO.
                          (hereinafter called "OWNER").

                                   WITNESSETH:


                                ARTICLE I - SCOPE

A. All dates specified in this Agreement are material and of the essence unless otherwise stated. Subject to the terms of this Agreement and in exchange for the payment by OWNER to BUILDER on the Time and Materials basis hereafter defined but not to exceed the sum of Six Million Four Hundred Fifty Four Thousand Nine Hundred Four Hundred Thirty Two U.S. Dollars ($6,454,432.00), BUILDER agrees, at its own risk and expense, subject to and as qualified by the other terms and conditions of this Agreement, to complete the scope of conversion work defined herein and redeliver to OWNER afloat at the redelivery point specified in Article II-D below, on or before the REDELIVERY DATE specified above, the M/V Columbia Queen (hereinafter called the "Vessel") converted, outfitted, trialed and issued a temporary Certificate of Inspection ("COI") by the United States Coast Guard ("USCG") following ship conversion and outfit approval by the USCG Marine Safety Center ("MSC") in accordance with the following defined materials (collectively the "Contract Drawings"):

                  (1) A preliminary ship construction specification ("Preliminary Ship Construction Specification") prepared by the BUILDER and agreed to by the OWNER consisting of 27 pages but which excludes specifying the Interior of the Vessel;


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                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN

                  (2) A package prepared by Hopeman Brothers Marine Interiors ("Hopeman"), a subcontractor of the OWNER whose work and responsibilities are outside of the BUILDER's scope, agreed to by the OWNER and BUILDER, to describe the Interior of the Vessel consisting of 74 pages of drawings and narrative matter amounting to an additional 12 pages (the "Interior Specification"), and when the capitalized work "Interior" is used hereafter, it shall mean the Interior of the Vessel as is defined in the Interior Specification;

                  (3) A preliminary and unfinalized general arrangement drawing prepared by Rodney E. Lay & Associates (the "Architects"), the OWNER's naval architects, and a drawing of the transverse sections prepared by Andrea Piacentiai (together 5 pages called the "Preliminary GA");

                  (4) Additional technical drawings and accompanying technical narrative explanation as yet unprepared by the Architects in final form but which are listed in a 14 page writing for the conversion of the Vessel and for all of its systems and outfit excluding the Interior to be completed by the OWNER's Architects and agreed with the BUILDER under paragraph D(1) of this Article I and when so prepared to be known as the "Architects Technical Conversion Plans"; and

                  (5) A complete and final specification for the conversion and outfit including systems of the Vessel excluding the Interior (the "Final Ship Construction Specification"), as yet unprepared but to be completed by the BUILDER and agreed with the OWNER under paragraph C of this Article I.

         A true and complete copy of the Preliminary Ship Construction Specification, the Interior Specification, the Preliminary GA and the writing listing the drawings to be the Architects Technical Conversion Plans have been certified by the parties by initialing each page thereof and reflecting the date of certification as concurrent with execution of this Agreement and are sometimes referred to collectively hereafter as the Preliminary Conversion Scope. The Architects Technical Conversion Plans and the Final Ship Construction Specification when completed shall be likewise certified and when so completed, approved and certified shall together with the Interior Specification be sometimes collectively referred to hereafter as the Final Conversion Scope. Should Hopeman later prepare and the OWNER and BUILDER both assent to a more detailed specification and description of the Interior than that certified as of the date of this Agreement, then such later and more detailed matter shall be reduced to writing, referred to thereafter as the Final Interior Specification and considered within the Final Conversion Scope, and be likewise certified.

         Any Additional Work required of the BUILDER in the Architects Technical Conversion Plans or in any such Final Interior Specification which is additional to work required of or the capacity of systems to be supplied by the BUILDER under the Preliminary Ship Construction Specification and considering the Interior Specification certified as of the date of this Agreement (specifically including, without limitation, increased main



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                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


         propulsion plant, electrical power generation requirements, or increased HVAC system cooling or heating requirements) will be subject to the provisions of Article VII hereof.

B. OWNER shall at the times hereafter specified pay BUILDER (i) the sum of USD ___ per hour for all production and shipyard production management and engineering time spent on the Vessel under this Agreement; (ii) the BUILDER's actual cost (including freight and insurance in transit) to purchase all materials, equipment, systems and to pay all subcontract and professional work together with a markup of ___ thereon; and (iii) the premiums for the builder's risk and ship repairer's liability insurance coverages required of the BUILDER together with no markup; all not to exceed $6,454,432 (the "Maximum Price") unless the Maximum Price is increased pursuant to Article VII hereof. The BUILDER's scope of work within the Maximum Price and presently defined in the Preliminary Ship Construction Specification includes an allowance of ________ for types of support work identified in the Preliminary Ship Construction Specification on the part of the BUILDER for Hopeman's construction and installation of the Interior (hereafter the "Hopeman Builder Support Allowance"). If the final total of the Builder's charges under subclauses (i) through (iii) in this paragraph B upon Redelivery including the net expense of all changes under Article VII (the "Final Price") is less than the Maximum Price, the savings shall be shared equally by OWNER and BUILDER and the amount of the Article IV-B Redelivery Payment shall be adjusted accordingly. For the avoidance of doubt, the OWNER may not assert that BUILDER having accomplished one particular budgeted area of its work (such as, for example, piping) for less than the BUILDER's budgeted sum for such area operates, taken alone, to amount to a saving below the Maximum Price. To the contrary, the Final Price is measured and computed as provided in this paragraph and Article and under Article VII as a single aggregate number for all BUILDER work, then to be measured as a single Final Price number against the Maximum Price.

C. BUILDER agrees to furnish a suitable location at its shipyard for the conversion of the Vessel, and all labor, tools, equipment, materials, services and fees necessary for the conversion of said Vessel, except for the construction and installation and outfit of the Interior and except as otherwise indicated in the Preliminary or Final Conversion Scope. BUILDER agrees by not later than September 10, 1999, to complete and furnish to OWNER, for OWNER'S approval to be given or withheld within ten days of receipt thereof, and not to be withheld unreasonably, the Final Ship Construction Specification. The Final Ship Conversion Specification shall, except for any additional work not identified in the Preliminary Conversion Scope but identified by the BUILDER, OWNER or any regulatory body as necessary for USCG or U.S. Public Health Service ("USPHS") regulatory approvals and agreed to by both BUILDER and OWNER (which shall be deemed "Additional Work"), comport with the scope and quality and extent of conversion, outfit and finish work for the Vessel presently defined in The Preliminary Ship Construction Specification and the Preliminary GA and be consistent with the Vessel's system performance requirements derived from the Interior Specification (as distinguished from the Final Interior Specification); and shall comply with and be to a level of detail adequate for USCG MSC and USPHS regulatory approval for an overnight USCG Subchapter H vessel restricted to operate in protected harbors and navigable




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                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


         inland waterways excepting the Great Lakes. Work by the BUILDER under this Agreement is based on the understanding that the OWNER intends to operate the Vessel east of Astoria in the Columbia/Snake/Willamette system.

D. (1) OWNER agrees to furnish, through the Architects selected and engaged by Owner, to BUILDER for BUILDER'S approval, to be given or withheld within ten days of receipt thereof, and not to be withheld unreasonably, by September 10, 1999, the entirety of the Architects Technical Conversion Plans completed to preliminary design level or to any greater level of detail necessary for USCG MSC and USPHS regulatory approval for an overnight USCG Subchapter H vessel restricted to operate in navigable inland waterways east of Astoria in the Columbia/Snake/Willamette system. Although the Interior Specification and not the Architects Technical Conversion Plans will specify the Interior, it shall be the responsibility of the Architects to include in the Architects Technical Conversion Plans such fire load and other safety aspects of the Interior as may be required by USCG for the USCG approvals sought. The Architects Technical Conversion Plans shall, except for any Additional Work identified by the Architects as necessary for USCG or USPHS Vessel regulatory approvals (which shall be included but noted as Additional Work), comport with the scope and quality and extent of conversion, outfit and finish work for the Vessel and her Interior presently defined in the Preliminary Conversion Scope and shall comply with the requirements of the USCG and USPHS for approval of an overnight USCG Subchapter H vessel to operate in navigable inland waterways east of Astoria in the Columbia/Snake/Willamette system. The OWNER and the Architects shall be solely responsible to provide in the Architects Technical Conversion Plans, and otherwise to notify the BUILDER in writing, of any changes or measures not already provided for in the Preliminary Conversion Scope which the OWNER desires or requires for accesses and measures responsive to such if any of the ADA Accessibility Guidelines as may be applicable to the Vessel and which, if so identified in the Architects Technical Conversion Plans or otherwise, shall be subject to the provisions of Article VII hereof together with any Additional Work identified in the Architects Technical Conversion Plans. The BUILDER shall have no responsibility for compliance with the ADA except to faithfully perform and not deviate from the scope of work identified in this Agreement. It shall be the responsibility of OWNER and the Architects to apply and pay all fees for and make all necessary submissions to USCG for MSC approval; but it shall be the responsibility of BUILDER to furnish timely to OWNER or the Architects all matters required of the BUILDER under this Agreement which are necessary to support such USCG MSC approval process.

         (2) Utilizing the Preliminary Conversion Scope documents and when completed and certified the Final Conversion Scope documents, BUILDER shall be responsible within the Maximum Price to prepare all Production Drawings which are necessary or useful for the personnel and vendors and subcontractors of the BUILDER to complete timely the conversion by the Redelivery Date in accordance with the Final Conversion Scope, except that this responsibility does not extend to preparing Production Drawings for Hopeman's work to construct the Interior. The BUILDER shall furnish any and all to-then completed Production Drawings requested by OWNER or the Architects to assist in any USCG MSC or other reviews, and BUILDER shall upon Redelivery furnish one copy




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                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN

         of all Production Drawings to the OWNER. BUILDER shall in addition be responsible to prepare drawings which reflect the Vessel and all of her converted systems as actually constructed, except for the Interior (the "As-Built Drawings"), and shall furnish to OWNER upon Redelivery one copy of the As-Built Drawings as are to-then completed and two copies of all of the final As-Built Drawings within 90 days after Redelivery.

         (3) If the Final Conversion Scope increases the amount of the Hopeman Builder Support Allowance or the OWNER determines to have it include any other contingency factor, the same shall be identified and the Maximum Price shall be increased accordingly. In such event the cost of any changes under Article VII shall not further increase the adjusted Maximum Price unless, if at all, aggregate costs of changes net of changes which decrease cost under Article VII exceed the amount of the increased allowance and/or any such added contingency factor.

E. BUILDER will provide and install ready for use all parts, equipment and appurtenances shown in the Final Conversion Scope and including such OWNER Furnished Items as are identified in the Final Conversion Scope but excepting all parts, equipment and appurtenances in the Interior Specification. The OWNER shall supply the OWNER Furnished Items identified in the Final Conversion Scope by the dates for the same listed in the Final Conversion Scope (or such other dates as may be later agreed in writing between OWNER and BUILDER). BUILDER shall store, safeguard and handle all OWNER Furnished Items both prior to and after placement on board and BUILDER shall allow sufficient working area and time to allow the timely and safe installation of equipment and loading of supplies by Redelivery.

F. BUILDER will allow OWNER and the OWNER Representative at all reasonable times to examine the Vessel during conversion. The rights to inspect, if and when exercised, shall not be deemed a waiver of BUILDER's responsibilities hereunder, subject to the terms of Article XIII-B.

G. BUILDER shall, by not later than September 10, 1999, provide to OWNER in writing for approval within five (5) business days, not to be withheld unreasonably, an initial Construction Schedule. The Construction Schedule shall be updated by BUILDER every thirty (30) days thereafter if necessary to reflect changed circumstances as a result of the Architects Technical Conversion Plans, any Final Interior Specification, Additional Work, or changes or events otherwise arising under Articles V or VII hereof. Any such updates to the Completion Schedule shall identify any changes reasonably required from dates in the Final Conversion Scope required for delivery by OWNER to BUILDER of OWNER Furnished Items. It shall be the responsibility of OWNER to insure that the construction and installation activities of Hopeman do not interfere with so as to delay the BUILDER's ability to meet the Construction Schedule. It shall be the responsibility of BUILDER timely to provide the support in the Hopeman Builder Support Allowance and to in good faith cooperate with the OWNER and its contractors.

H. BUILDER will do all work hereunder in a good and workman-like manner in accordance with the Final Conversion Scope (and, in the interim, the Preliminary Conversion Scope).



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                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


         All material and equipment shall be in accordance with the Final Conversion Scope (and, in the interim, the Preliminary Conversion Scope).

I. Any dispute between OWNER and BUILDER as to whether the Builder has legitimately identified Additional Work in the Final Ship Construction Specification or whether either party has reasonably or unreasonably withheld their approval under paragraphs C, D(1) or G of this Article I shall be determined summarily pursuant to paragraph B of Article XI hereof.


                       ARTICLE II - DELIVERY & REDELIVERY

A. OWNER shall, at its own expense and risk, transport and deliver the Vessel afloat on her own bottom positioned above BUILDER's launch/haul submerged apparatus to the BUILDER close inshore within Holmes Harbor for conversion in accordance with the terms and conditions of this Agreement to so arrive at the facility of the BUILDER no later than September 21, 1999, and by such date the OWNER shall have performed the OWNER's scope and extents of removal and preparatory work upon and within the Vessel as are specified in the Preliminary Conversion Scope. Upon delivery, the OWNER and the BUILDER shall execute a certificate of delivery and release.

B. The BUILDER shall, at its own expense and risk, receive, store, protect, and install aboard the Vessel all Owner Furnished Items identified by the Final Conversion Scope (or, in the interim, the Preliminary Conversion Scope). The BUILDER shall be liable to the OWNER for any damage or loss of OWNER Furnished Items occurring during the BUILDER's custody thereof except as otherwise provided in this Agreement.

C. BUILDER agrees, subject to the other provisions of this Agreement, to complete the conversion excepting the Interior and to redeliver the Vessel to OWNER free and clear of all liens, claims and encumbrances, except any arising by or through OWNER (including any of OWNER's subcontractors and/or vendors); and OWNER agrees to accept Redelivery and pay all unpaid sums due to the BUILDER under this Agreement upon completion of conversion of the Vessel, satisfactory trials specified in the Final Conversion Scope ("Trials"), and issuance of USCG regulatory approvals for the Vessel as converted and a temporary COI for her operation. It shall be the responsibility of the OWNER and not the BUILDER to create and submit the Architects Technical Conversion Plans to levels of detail and having content acceptable to MSC and USCG, to specify and construct and install the Interior to levels and in manners (including by selecting materials relative to fire load calculations) likewise acceptable to MSC and USCG, and to demonstrate to USCG the compliance and qualification of its crew and any of its management and training and monitoring systems and facilities relating to the Vessel which are necessary for issuance of the COI (collectively, the "OWNER Regulatory Responsibilities"). If lack of qualification, compliance or demonstration under the immediately preceding sentence or if delay or default by OWNER or its Architects or Hopeman under such OWNER Regulatory Responsibilities is the cause which prevents one or more such issuances, OWNER shall pay BUILDER the Redelivery



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                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


         Payment notwithstanding the absence of such USCG regulatory approvals and notwithstanding that a temporary or permanent COI has not been issued.

D. BUILDER agrees to redeliver the Vessel to OWNER in accordance with this Agreement at BUILDER's berth at Langley, Washington, safely afloat, following satisfactory completion of Trials, on or before the Redelivery Date specified on page 1 of this Agreement or such later date as may be allowed by reason of changes in the Vessel under Article VII hereof or Permitted Delays under Article V hereof.

E. The Vessel shall be inspected by OWNER at BUILDER's shipyard and during Trials. BUILDER shall execute a Certificate of Completion and Redelivery in a form reasonably acceptable to OWNER which certifies compliance with and full performance of the obligations of the BUILDER under this Agreement at the time of Redelivery for such Vessel. OWNER shall accept the Vessel if it is completed in accordance with the Final Conversion Scope and any changes performed in accordance with Article VII hereof.

F. In the event that any work required of the BUILDER under this Agreement is not in fact completed at the time BUILDER tenders the Certificate of Completion and Redelivery, OWNER, shall have the option, if it in its sole discretion deems the Vessel fit for service, to take Redelivery of the Vessel and treat all "unfinished work" as a warranty obligation of the BUILDER under Article IX. In that event, Builder's Certificate of Completion and Redelivery shall specify all unfinished work. The parties shall agree as to the amount to be withheld from the Redelivery Payment and the Vessel shall be redelivered to OWNER upon OWNER paying the undisputed amount to BUILDER and by withholding the amount for "unfinished work" until such time that BUILDER completes the "unfinished work" and OWNER accepts the "unfinished work" as complete. BUILDER shall invoice OWNER for completion of "unfinished work" and, provided the work meets the standards of the Final Conversion Scope, OWNER shall, within ten (10) days of receipt of invoice, pay BUILDER. If OWNER does not exercise such option, BUILDER shall completely finish all contract work.

G. BUILDER shall furnish OWNER on redelivery of the Vessel a Bill of Sale for the Vessel excepting the Interior, together with an assignment of all warranties by makers and manufacturers and the originals of all such warranties, and with such other documents as may be required by law or by any other regulatory agency of the United States having jurisdiction in the premises in order for OWNER to redocument the Vessel (excepting that BUILDER has no such responsibility relating to the Interior); and will assist OWNER, or its agent, in acquiring all required information to enable OWNER to obtain all documentation necessary to operate the Vessel as intended. However, it is understood that the required USCG approved drawings, the Interior and the OWNER Regulatory Responsibilities are the responsibility of the OWNER and/or the Architects and/or Hopeman. Any expense in connection with documentation of the Vessel shall be paid by OWNER.



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                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


                           ARTICLE III - DOWN PAYMENT

         Before the date of this Agreement OWNER paid BUILDER the sum of $150,000 US dollars towards the OWNER down payment. Concurrent with the execution of this Agreement, OWNER shall pay BUILDER by wire transfer to the bank and account designated by BUILDER the additional sum of $815,765 which, together with the $150,000 so paid, equals $965,765 or approximately 15% of the Maximum Price.


                        ARTICLE IV - SUBSEQUENT PAYMENTS

A. OWNER agrees to pay to BUILDER by wire transfer at the place and in the manner specified in preceding Article III-A the following additional Interim Installment Payments for such Vessel:

         (i) 15% ($965,765) on September 2, 1999 provided that, by such date, the Vessel has been hauled at BUILDER's yard (unless the OWNER did not deliver it by September 1st in which case this element is eliminated), 60% of all materials and equipment have been ordered, 15% of engineering is complete, and 10% of steel prefabrication is complete; and

         (ii) 15% ($965,765) on October 4, 1999 provided that, by such date, the BUILDER has delivered the proposed Final Ship Construction Specification to OWNER, 90% of all materials and equipment have been ordered, 30% of engineering is complete, 70% of steel prefabrication is complete, and 20% of steel construction is complete; and

         (iii) 10% ($643,843) on November 1, 1999 provided that, by such date, 50% of engineering is complete, 70% of steel construction is complete, and 15% of all new Vessel systems preassembly or installation is complete; and

         (iv) 10% ($643,843) on November 29, 1999 provided that, by such date, 75% of engineering is complete, 90% of steel construction is complete and 50% of all new Vessel systems preassembly or installation is complete; and

         (v) 10% ($643,843) on December 27, 1999 provided that, by such date, 90% of engineering is complete, 70% of all new Vessel systems preassembly or installation is complete, and the main engines and reduction gears have been received at Builder's facility; and

         (vi) 10% ($643,843) on January 24, 2000 provided that, by such date, 80% of all new Vessel systems preassembly or installation is complete, 10% of exterior painting is complete, and 65% of deck equipment has been installed; and

         (vii) 10% ($643,843) on February 14, 2000 provided that, by such date, the main engines and reduction gears have been installed with the propulsion system 95% complete, 90% of all new Vessel systems installation is complete, 50% of exterior painting is complete,


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                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


         90% of deck equipment has been installed, and 50% of the bridge equipment has been installed. In addition:

         B. Upon Redelivery of the Vessel in accordance with this Agreement, and upon acceptance thereof by OWNER at BUILDER's shipyard in accordance with the Agreement, OWNER agrees to pay the BUILDER against BUILDER's invoice the Redelivery Payment consisting of:

                  1.       $321,922 (5%).
                  2. Any applicable State or Local Sales and/or Use Taxes none of which will be due for the State of Washington provided OWNER timely executes and files its certificate of tax exemption for a Vessel exported from such State's waters within 45 days of completion.
                  3. Plus any changes resulting from agreed or determined changes under Article VII in the Preliminary Conversion Scope or in the Final Conversion Scope, or if the Final Price is less than the Maximum Price, then instead Less one-half the savings achieved.
                  4. Less any liquidated damages for delay in accordance with
                  Article VI below.

         The parties agree that the sum of the foregoing installment payments and the Down Payment are $16,000 less than the Maximum Price. The Maximum Price includes an allowance of $16,000 towards the estimated cost of the Builder's Risk Insurance premiums for 6 months for which OWNER is responsible under this Agreement but which are to be billed monthly by BUILDER to OWNER and paid by OWNER separate from the foregoing installment payments. Notwithstanding the foregoing, OWNER may initiate and BUILDER shall approve a change in accordance with
         Article VII for the full amount of any Builder's Risk premium included in the Maximum Price. In such case, OWNER shall be obligated to place the Builder's Risk Insurance required under this Agreement and tender the policy to the BUILDER.

C. BUILDER will give OWNER notice of intended date of issuance of each "Stage Completion Certificate" not less than seven days calendar before issuance and OWNER's Representative shall forthwith inspect progress claimed in such Certificate so that payment for work if completed as claimed is not delayed. All Interim Installment Payments and the Redelivery Payment will be due by wire transfer to such bank and account for the BUILDER as BUILDER specifies to OWNER in writing.

D. Each of the Interim Installment Payments shall be payable within seven calendar days after presentation of BUILDER's invoice and the accompanying BUILDER's Stage Completion Certificate provided that BUILDER is then not in breach of this Agreement; and the Redelivery Payment shall be payable upon BUILDER's invoice at time of Redelivery provided that BUILDER has fulfilled its obligations due under this Agreement to OWNER and owed at or before the time of Redelivery.

E. The BUILDER shall furnish a Stage Completion Certificate for each Interim Installment Payment which shall state (i) the stage of contract work achieved in specific relation to


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                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


         the subparts of paragraph A of Article IV hereof; (ii) that the contract work completed complies with the Final Conversion Scope (or, if before the Final Conversion Scope is defined, with the Preliminary Conversion Scope) and this Agreement; and (iii) that there are no liens or claims upon said Vessel for labor, materials or equipment for said Vessels, except those created by or through the OWNER. The Stage Completion Completion Certificate shall be executed and certified by an officer of BUILDER.

F. If OWNER objects upon receipt of the Stage Completion Certificate on grounds that the pertinent stage has not been reached, or for any other bona fide reason, any such dispute shall be summarily determined under paragraph B of Article XI hereof. The OWNER shall be entitled to withhold payment until the matter is determined, but if the dispute is determined in favor of the BUILDER the OWNER shall be obligated to pay BUILDER (irrespective of whether or not expressly stated in the decision) forthwith the stage payment due and in addition interest at the prime rate plus two percent (on a per annum basis) for the period during which payment was withheld.

G. The BUILDER shall certify in the Certificate of Completion and Redelivery that, excepting that no representation is made as to the
         Interior: (i) the Vessel has been completed; (ii) all Trials have been satisfactorily completed; (iii) the Vessel complies with the Final Conversion Scope and this Agreement and is free from defects in materials and workmanship; (iv) there are no liens or claims upon the Vessel for materials, equipment or labor for said Vessel except any created or incurred by or through the OWNER; and (v) the BUILDER has performed all obligations due from it to the OWNER under this Agreement at time of Redelivery.

H. The making of the Interim Installment Payments or Redelivery Payment with respect to the Vessel shall not stop the OWNER from thereafter asserting any right or remedy accruing to it because of the failure of the BUILDER to convert and redeliver the completed Vessel in accordance with the terms hereof.


                          ARTICLE V - PERMITTED DELAYS

A. All agreements of the BUILDER contained in this Contract respecting the Date of Redelivery of the Vessel shall be subject to extension by one day for each day: (i) after September 21, 1999 that the Vessel is delivered by OWNER to BUILDER; (ii) that the OWNER is in violation of its payment obligations under this Agreement (excluding any periods of withholding permitted under paragraph F of preceding Article IV); (iii) that the Architects Technical Conversion Plans are late, that activity by Hopeman delays BUILDER meeting the Construction Schedule, that Hopeman completes the Interior after March 20, 2000, or that the OWNER is late in delivering OWNER Furnished Items by the dates required under this Agreement; and (iv) by reason of "Force Majeure," which term is hereby declared to be actual delay (subject to the limitation on delay in paragraph B of this Article) in the course of conversion caused by natural forces, fire, explosion, or persons not under the control of BUILDER and not caused or contributed to by the negligence of the BUILDER and subject to the succeeding paragraphs of this Article V.

                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


B. Delays in receiving supplies, materials and equipment shall not be considered Force Majeure unless (a) caused by strikes or lockouts of workmen other than employees of the BUILDER or (b) BUILDER establishes to the reasonable satisfaction of OWNER that (1) BUILDER timely ordered such supplies, materials and equipment, (2) BUILDER exercised due diligence to obtain delivery, and (3) no other source of supply was reasonably available (relative price being a factor to be considered).

C. Delays caused by weather conditions shall not be Force Majeure except where caused by lightning, flood, windstorm, hurricane, tornado, calamitous act of God or nature, or by extraordinary rains which prevent work for three (3) consecutive days.

D. BUILDER may rely on the provisions of this Article V to complete the conversion and redeliver without liquidated damages later than the Redelivery Date specified at page 1 of this Agreement provided that BUILDER informs the OWNER in writing of the occurrence of a circumstance of Permitted Delays within five (5) business days of its occurrence and to include with that notice a description of the event and its expected duration; but there shall be no such requirement for such notice or notice under the next following sentence as to any circumstance of Permitted Delay under subclauses (i) or (ii) of paragraph A of this Article. BUILDER shall inform OWNER of the end of a circumstance of Permitted Delay within five (5) business days of its cessation and include an estimate of the delay in Redelivery Date, if any, caused by that event. Failing such notices, BUILDER shall not have the benefit of this Article for said event. The BUILDER shall maintain records of such delays and allow OWNER to inspect same upon request at all reasonable times. The Redelivery Date for the Vessel shall automatically be extended for the period specified in paragraph A of this Article unless the OWNER, within five (5) business days after receiving either of the aforesaid notices, shall state with particularity its objections in writing to BUILDER, in which event any such dispute shall be determined summarily under the provisions of paragraph B of Article XI hereof.


                   ARTICLE VI - LIQUIDATED DAMAGES PROVISIONS

A. All work on the Vessel contemplated hereunder shall be completed (including completion of satisfactory Trials) and redelivery on the Vessel effected on or before the Redelivery Date set forth on the first page of this Agreement or such extensions of time as are provided for herein, except that BUILDER has no responsibility for the Interior and no responsibility for late Redelivery if construction or installation of the Interior delays Redelivery, except that BUILDER must timely perform its defined work tasks within the Hopeman Builder Support Allowance. Both parties recognize that during conversion OWNER will make contracts depending upon the use of the Vessel so that redelivery time is of the essence and that redelivery delay will result in substantial damages not susceptible of accurate calculation. In the event the Vessel is not converted and redelivered to the OWNER on the Redelivery Date (or on such later date as is permitted to the BUILDER without liability under Article V hereof), OWNER will deduct from

                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


         Redelivery Payment for the Vessel the sum of _____________ U.S. Currency (US _________) per day for the first twenty-one (21) days after which redelivery was due but not made until the actual redelivery, and the additional sum of ____________________ U.S. currency ____________ per day for each day after the first twenty-one days after which redelivery was due but not made until actual redelivery, but with such deduction to in no event exceed in the aggregate the sum of ______________________________________ ($_______).
         This agreement for the payment of liquidated damages for late delivery is not a penalty but a good faith agreement to compensate the OWNER for foreseeable damages presently difficult or impossible later to calculate; is in lieu of all other damages, direct or consequential, which may result to OWNER from delay; and is OWNER'S sole and exclusive remedy for late redelivery.

B. In the event the parties are unable to agree on the above reduction of the Redelivery Payment, the Vessel shall nevertheless be redelivered to OWNER upon OWNER paying the undisputed amount to BUILDER and by placing the disputed portion of the delivery in a Certificate of Deposit with a bank or in prime grade commercial paper of OWNER's choice, withdrawable only upon signatures of both OWNER's and BUILDER's attorneys, interest to be accumulated and payable in proportion to the resolution of the dispute, and the certificate to be held by BUILDER'S attorneys. Funds shall be disbursed according to the determination made as to the disputed portion under Article XI.


          ARTICLE VII - CHANGES IN SPECIFICATIONS AND CONTRACT DRAWINGS

A. Subject to the provisions of this Article, the right is reserved by OWNER to make any deductions for or additions or substitutions to the Preliminary Conversion Scope and to the Final Conversion Scope on giving due notice in writing to BUILDER. If so, the cost (if any) of any such changes shall be paid to the BUILDER under this Article and if applicable added to the Maximum Price to the extent permitted under paragraph B of Article I hereof. If any such change will delay the completion of the work, BUILDER will be allowed additional time sufficient to cover such delay. Within three (3) business days after receiving a proposed change order from OWNER, the BUILDER shall advise the OWNER in writing of the increased or reduced cost and any additional time required or any reduction in conversion completion time occasioned by the change, if the change is performed, and the OWNER shall accept or reject the advised impacts from the BUILDER within three (3) further business days after receipt of the advised impacts from BUILDER. The provisions of the last sentence of paragraph B of
         Article I shall apply if aggregate changes decrease the Maximum Price of the Final Conversion Scope. BUILDER also may propose changes in writing to OWNER and if so shall include advised impacts. If so, OWNER, while hereby agreed to be under no obligation to agree to any of the same, promises to give good faith consideration to any changes proposed which will reduce cost without sacrifice in Vessel outfit, finish or performance.

B. The BUILDER shall advise the cost (or reduced cost impact) of any change on a fixed price or fixed sum basis unless, in an unusual circumstance where the BUILDER states and the OWNER agrees that unknown variables involved with a change make fixed price

                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


         performance not reasonably possible, the OWNER and BUILDER instead agree to effect a change on a time at ___/hour and materials/subcontract at cost plus ___ markup basis (with or without overtime at ___/hour to mitigate delay impacts), but in such event not to exceed a specified overall limit for the cost of the change.

C. Changes from the Final Conversion Scope (or, when earlier applicable, from the Preliminary Conversion Scope) and which are Additional Work or are required by the Architects based upon regulatory considerations or required by the USCG or other regulatory body shall be performed by the BUILDER notwithstanding paragraph E of this Article. All such mandatory changes shall be considered as if coming from the OWNER under paragraph A of this Article and handled and determined under this Article; but if mandatory changes require work different from that specified in the Final Ship Construction Specification because the Final Ship Construction Specification failed or omitted to identify work required by regulatory considerations published as of the date of this Agreement, the cost of such work shall be absorbed by the BUILDER without charge or expense to the OWNER and without increase in the Maximum Price or extension of the Redelivery Date.

D. BUILDER's scope of work under this Agreement assumes that construction work previously performed by the first builder of the Vessel on those portions of the Vessel not to be repaired or modified by BUILDER under this Agreement were then and will remain acceptable to USCG. Rework in such areas to the extent required by USCG shall be deemed a change for purposes of this Article except for defects actually observed by the BUILDER during preliminary inspection of the Vessel at berth in Louisiana before the date of this Agreement and which were neither informally reported by BUILDER to OWNER as representing a risk of required work nor provided to be performed within the Preliminary Conversion Scope. Work and assistance by the BUILDER for Hopeman to the extent provided for in the ________ Hopeman Builder Support Allowance shall not be a change under this Article; but if work requested by Hopeman or by OWNER for Hopeman exceeds such Hopeman Builder Support Allowance and there is then no increase of such Allowance or other contingency factor in the Final Conversion Scope for such excess, then any such Additional Work request relating to Hopeman shall be deemed a request for a change coming from the OWNER under paragraph A of this Article and to be determined in accordance with the applicable provisions of this Article.

E. Except for changes falling under paragraph C of this Article, BUILDER shall not be obligated to perform a change directed by OWNER unless the amount and impacts have first been agreed under this Article or have otherwise been summarily determined, as all such disputes over proposed changes under this Article shall be, under paragraph B of Article XI hereof.

F. No provision has been made for the performance of overtime work by the BUILDER which, if authorized by the OWNER and performed, will require a labor charge of ___ per hour. The OWNER shall not be required to pay overtime labor rates unless OWNER expressly agrees or is otherwise specifically required to do so under this Article on account of a change.

                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


G. Notwithstanding any provision of this Article, the OWNER may not propose by change order to redesignate any major ship's systems specified by BUILDER in the Preliminary Ship Construction Specification or in the Final Ship Construction Specification (such as main propulsion, electrical power generation, HVAC, LSA, communications aids or navigation or monitoring/alarm systems, to be removed from the BUILDER's scope and responsibility and instead to be supplied as OWNER Furnished Items. For the avoidance of doubt, the OWNER may further specify the detail of Vessel systems and outfit but may not delete entire systems from BUILDER's scope.

H. If aggregate OWNER changes so reduce the Final Conversion Scope as to reduce the Maximum Price below __________, then BUILDER is relieved of its agreement to have charged ___/hour for labor and shall instead be deemed to have charged, and the OWNER deemed to have agreed to pay, from inception, the sum of ___/hour for labor.


                       ARTICLE VIII - RISKS AND INSURANCE

A. Excepting all labor and the value of work for Hopeman and all materials and components and equipment and elements intended to comprise the Interior, all risks of damage to or destruction of the Vessel, to all machinery, materials and equipment provided by BUILDER and any OWNER Furnished Items timely reported by OWNER to BUILDER under this Article, and all liability to or for labor employed by the BUILDER and subcontracted effort arranged for by the BUILDER on or about the Vessel from the time the Vessel is delivered and released to the BUILDER during conversion (including Trials) and up to redelivery and acceptance shall be the responsibility of the BUILDER. Full form Builder's Risk Insurance acceptable to OWNER (including loss or damage caused by strikes, locked-out workmen or persons taking part in labor disturbances or riots, or civil commotions, without deletions of protection and indemnity and collision clauses, and including risks of earthquakes, with endorsements attached covering losses or damage caused by vandalism and malicious mischief) will be maintained by BUILDER at BUILDER's expense and cover the cash value of BUILDER's work in progress, the value of timely reported OWNER Furnished Items and, notwithstanding the initial sentence of this paragraph excepting the Interior from BUILDER's uninsured risk, include in such coverage the timely reported value of work in progress by Hopeman. BUILDER shall invoice OWNER monthly for the premium cost of the Builder's Risk insurance for the declared Hopeman and Owner Furnished Items and OWNER shall pay such invoice with 14 days. BUILDER shall maintain Workmen's Compensation, Longshoreman's and Harborworker's Compensation not less than minimum required by statute, and Public Liability Insurance of $5,000,000. BUILDER shall provide relevant copies of insurance policies prior to signing of this Agreement. OWNER and OWNER's subcontractors, including specifically but without limitation Hopeman, shall maintain workman's compensation, longshoreman's and harbor worker's compensation insurance not less than the minimum required by statute, and public liability insurance of $5,000,000. OWNER and OWNER'S subcontractors shall provide relevant copies of insurance policies prior to commencing any work at BUILDER's shipyard or on Vessels.

                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


         In addition, OWNER shall procure or otherwise require Hopeman to procure and maintain in full force and effect at all times from the date of this Agreement until redelivery, Ship Repairers Liability Insurance (that is, third party liability with products liability or completed operations coverage) meeting the same standards of coverage as are required of the BUILDER's coverage under paragraphs A and B of this Article, and which names BUILDER as an additional insured as interests may appear. This policy shall provide physical damage loss coverage in an amount and with insurance carriers reasonably acceptable to BUILDER and OWNER.

B. The Builder's Risk Insurance and Public Liability Insurance required of the BUILDER shall be taken out in the name of BUILDER and OWNER and any "Construction Financing Entity," and all casualty losses under such policies shall be payable to the BUILDER and OWNER and "Construction Financing Entity," as their interests may appear. The policy shall provide that there shall be no recourse against the OWNER for payment of premiums or other charges and shall further provide that at least thirty (30) days' prior written notice of any cancellation for the non-payment of premiums or other charges shall be given to the OWNER by the insurance underwriters. The originals of all cover notes and policies shall be delivered to the BUILDER, with duplicates thereof to OWNER. Policies not in conformance herewith shall be conformed or surrendered and canceled upon direction of the OWNER and new policies procured in conformance herewith.

C. If, prior to Redelivery and Acceptance by OWNER, the Vessel, its machinery, equipment or material including OWNER Furnished Items timely reported under this Article (but excluding the value of labor for and of all materials and equipment and components and elements of the Interior) shall be damaged, such damage shall be repaired by the BUILDER or replacement shall be supplied by the BUILDER at its sole cost and expense but in such event all proceeds of insurance covering such loss shall be payable only to the BUILDER. The BUILDER shall have no responsibility to repair damage to the Interior unless caused by or through the BUILDER and, if not so caused by or through the BUILDER, unless paid for such work by insurance proceeds or by the OWNER.

D. For actions from the time of Delivery and Release of the Vessel by the OWNER to the BUILDER up to Redelivery and Acceptance of the Vessels, the BUILDER shall at its own cost and expense indemnify, protect and defend the Vessel and the OWNER against any and all claims and costs and expenses incident thereto (including reasonable Attorney's fees and costs) arising from injury to, or death of, employees, workmen, BUILDER's subcontractors, trespassers, licensees, invitees (other than private entity invitees of OWNER) and all other persons (except for Hopeman and all employees, subcontractors, vendors, freight forwarders, and agents of Hopeman) and from property damage to the property of BUILDER, BUILDER's subcontractors, their employees, workmen, licensees, invitees or vendors, whether in or on or about the Vessel and the work to be performed hereunder regardless of cause unless caused by the active negligence of OWNER or OWNER's subcontractors, their employees, agents or vendors. It is expressly understood that workmen other than compensated employees or

                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


         subcontractors of OWNER, engaged upon the work on the Vessel, shall at all times be employees or subcontractors of the BUILDER and not of the OWNER.

E. For actions prior to Redelivery and Acceptance of the Vessels, the OWNER shall at its own cost and expense indemnify, protect and defend the Vessel and the BUILDER against any claim and costs and expenses incident thereto (including reasonable Attorneys' fees and costs) arising from injury to or death of OWNER's and Hopeman's employees, workmen, subcontractors, vendors, freight and other agents, and private entity invitees; and from property damage to the property of OWNER and Hopeman, OWNER's subcontractors, their employees, workmen, freight and other agents, and private entity business invitees and vendors, whether in or on or about the Vessel and the work to be performed hereunder, regardless of cause but unless caused by the active negligence of BUILDER, BUILDER's subcontractors, their agents, employees or vendors.

F. In the event there is an actual total loss or constructive total loss of the Vessel, this Agreement shall be terminated upon receipt of payment of any such loss to OWNER and BUILDER, and any "Construction Financing Entity" as interest may appear, of the proceeds of the insurance required pursuant to this Article VIII for such actual loss or constructive total loss, or if such actual total loss or constructive total loss shall occur through the operation of a risk not covered by insurance for which the BUILDER assumes the risk as herein set forth, upon receipt by OWNER of payment of the full amount as interest may appear.

G. For purposes of this Article VIII, it is agreed that "as interest may appear" shall be construed to mean that OWNER and any "Construction Finance Entity" are entitled to a refund of amounts paid by OWNER as Down Payment and Interim Installment Payments, BUILDER is entitled to amounts owing for conversion work completed and/or damage repair work completed or due but not yet billed and paid, and OWNER is entitled to the balance of any insurance proceeds.

H. OWNER shall identify and report to BUILDER the cash value and a description in detail sufficient to BUILDER's insurer of OWNER Furnished Items and of and for the Interior at least monthly to permit the BUILDER's reporting to same to its insurer in order to obtain Builder's Risk coverage therefor.

I. OWNER shall assure that OWNER and OWNER's subcontractors and vendors and agents and private entity invitees, and all of their respective employees, while on the premises of the BUILDER, obey all identified shipyard safety rules and regulations (including specifically maintaining fire watch and fire safety provisions) and obey all applicable state and federal OSHA standards for worker safety; and do not damage or disrupt the facilities of the BUILDER or the BUILDER's various works in progress.

                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


                         ARTICLE IX - BUILDER'S WARRANTY

A. Except for the Interior, BUILDER warrants that the Vessel will be converted in accordance with the Final Conversion Scope in a good and workmanlike manner, free from defects in material and workmanship; and BUILDER agrees at BUILDER's expense including transporting labor and supplies to repair or replace any defects discovered within 365 days of Redelivery excepting defects in Owner Furnished Items or in machinery and equipment manufactured and warranted by others and excluded from BUILDER's express limited warranty under this Article; and BUILDER shall assign and subrogate to OWNER all warranties by said manufacturers and agrees to extend full cooperation to OWNER, as needed, to coordinate in enforcing such warranties. This express written limited warranty is in lieu of all other express or implied warranties.

         This limited warranty is Builder's only warranty to Owner that survives or continues in force after the Redelivery of the Vessel and is expressly in lieu of any other warranties. THE TERMS OF THIS EXPRESS, LIMITED WARRANTY EXCLUDE ANY AND ALL WARRANTIES WHICH ARE OR MAY BE IMPLIED BY LAW INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR USE OR SPECIFIED PURPOSE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BUILDER SHALL NOT BE RESPONSIBLE FOR AND HEREBY DISCLAIMS ALL LIABILITY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION ANY LOSS OF TIME, REVENUE AND/OR USE IN OPERATING OR REPAIRING THE VESSEL) SUFFERED BY OWNER OR ANY OTHER PERSON. Some states do not allow the exclusion or limitation of incidental or consequential damages so the above limitation or exclusion may not apply. This warranty gives Owner specific legal rights and Owner may have other legal rights which vary from state to state. ALL RIGHTS GRANTED TO OWNER UNDER THIS LIMITED WARRANTY ARE CONDITIONED UPON BEING EXERCISED IN THE TIME AND MANNER SPECIFIED IN THIS AGREEMENT AND THERE IS A SOLE AND EXCLUSIVE REMEDY OF REPAIR OR REPLACEMENT SPECIFIED IN THIS AGREEMENT.

         Builder's limited warranty does not apply to or include defects, damages or claims related to or arising from:
                  (i) The Interior of the Vessel as defined in the Interior Specification;
                  (ii) failure of Owner to perform required maintenance and servicing;
                  (iii) abuse, misuse, accident, neglect, or improper operation by Owner;
                  (iv) repairs or replacements not authorized by Builder or in violation of warranty terms;
                  (v) normal wear and tear of any part that has a life inherently less than one year (for example: hoses, bulbs, belts, gaskets, filters, lubricants, etc.);
                  (vi) Owner Furnished Items and any items or systems which are separately warranted by their makers

                                                                 OWNER: /s/ JBA
                                                               BUILDER: /s/ MJN


         for periods of not less than 12 months from the date of delivery, such as main engines, reduction gears, propellers, generators, watermakers, HVAC, bilge and fire pumps, refrigerators, stoves, life rafts, radars, navigation systems and radios, and the Interior;
                  (vii) erroneous, inadequate or incomplete provisions in the Architects Technical Conversion Plans or in the Interior Specification or in any Final Interior Specification;
                  (viii) latent defects in the steel hull and/or decks of the Vessel existing upon initial delivery of the Vessel to the BUILDER and not within the scope of BUILDER's responsibilities under this Agreement; and
                  (ix) defects first appearing more than one year after Redelivery.

B. No warranty is made by BUILDER with respect to paint, regardless of whether procured by BUILDER, except that same will be applied neatly in accordance with the manufacturer's recommendations and in accordance with Final Conversion Scope.

C. In the event of any defect covered by BUILDER's guarantee, BUILDER promptly will make repairs or replacements at the expense of BUILDER at its yard, if practical, without expense to BUILDER for transporting the Vessel to and from the yard. Should it be economically impractical to deliver the Vessel to BUILDER's yard for warranty work which it presumptively shall be for warranty work having a reasonably foreseeable cost of less than ________, or should the warranty defect be such that it is unsafe to deliver the Vessel to BUILDER's yard or if the Vessel is not within 300 miles of the yard, BUILDER will pay the cost of repair or replacement performed at a mutually agreed place at or nearby OWNER's area of Vessel operations including all costs of transporting labor and supplies; and if any part of warranty correction work is not so performed by the BUILDER promptly after due notice, the BUILDER shall reimburse the OWNER for any cost incurred by the OWNER in effecting such repairs including, without limitation, if it does so with its own personnel. On a warranty claim the following procedure shall be followed:

         1. OWNER shall give prompt notice and BUILDER shall have reasonable time and opportunity, under the circumstances, to inspect the Vessel before work is undertaken;

         2. BUILDER shall have the right, reasonable time, and opportunity, under the circumstances, to negotiate price with the shipyard or repairman; and

         3. BUILDER, at its sole option and expense, may have a representative present during repairs.

D. BUILDER shall have no obligation under this guarantee unless such defect becomes manifest within 365 days after Redelivery and Acceptance of the Vessel and written notice of claim is given within ten (10) days thereafter. The BUILDER is specifically

                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


         relieved of any responsibility for a latent defect not discovered within 365 days after Redelivery and Acceptance of the Vessel. The BUILDER shall not be liable for any consequential or incidental damage occasioned by any defect.

E. To additionally assure the faithful performance by the BUILDER of its obligations under this Article following Redelivery, the Builder shall, at time of Redelivery, cause a national banking association of BUILDER's choosing to issue a one-year irrevocable standby letter of credit ("SLC") in favor of OWNER in the amount of ________ which, upon any material payment default by BUILDER under this Agreement, may be presented by OWNER to such issuer for a single draw in the full amount of such SLC. As to the cash received from such issuer upon such presentment and as to the SLC, BUILDER hereby grants OWNER a security interest in the SLC and in its proceeds, and in and to all cash paid on presentment of such SLC, and further agrees that OWNER alone shall be entitled to hold and possess all such proceeds and cash and that such possession by OWNER constitutes perfection of OWNER's security interests. OWNER shall not be restricted as to its use and application of any and all of such proceeds and cash and may instead use and apply it in any manner permitted by law and consistent with the terms of this Agreement; and may (but only for the remainder of the warranty term) retain all cash from such a single SLC draw not expended to remedy the particular warranted defect not remedied by the BUILDER as cash collateral to secure BUILDER's future performance of any additional warranty obligations hereunder, returning any unexpended portion to BUILDER at the end of the warranty term. BUILDER agrees that OWNER shall at all times have recourse to BUILDER and agrees that any presentment of the SLC by OWNER shall not be deemed an election of one sole form or type of action or of an exclusive or preclusive remedy, except to the extent (if at all) that such presentment and receipt and use of proceeds and cash satisfies in full all compensatory damages to which OWNER was entitled on account of such BUILDER breach. BUILDER shall invoice OWNER for the BUILDER's actual cost to have such SLC issued and shall include with such invoice the issuer's actual record of charges for such issuance; whereupon the OWNER shall pay the BUILDER the amount so invoiced, not to exceed $5,000, within 14 days of the date of BUILDER's invoice therefor.


                         ARTICLE X - DEFAULT BY BUILDER

A. BUILDER shall be considered in default under this Agreement in the event that (a) during a period of fifteen (15) consecutive days (plus the number of days from the beginning of such period when work has been prevented or its continuation excused under Article V hereof), except for progress on the Interior, no substantial progress has been made in the conversion of the Vessel; or (b) the Vessel has not been redelivered within forty-two (42) days after the Redelivery Date or later date permitted under this Agreement.

B. BUILDER shall be considered in default under this Agreement if it does not perform its obligations under this Agreement.

                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


C. If BUILDER is in default as that word is defined in X-A above, then at OWNER's option OWNER may terminate this Agreement, in which event BUILDER shall promptly repay to OWNER the Down Payment and Interim Installment Payments made by OWNER under Articles III and IV above, plus interest from the date monies were paid to BUILDER at the Wall Street Journal prime rate, less any credit due the BUILDER at law or in equity on a quantum meruit basis for net benefit conferred to the OWNER's Vessel to the extent that OWNER or OWNER's successors or assigns have the use and benefit of such Vessel.

D. Payment to OWNER of the Down Payment and Interim Installment Payments in accordance with this Article by the BUILDER will not prejudice OWNER as to all other rights and remedies available to OWNER in the event of default in respects set out in X-A above or in any other respects.

E. X-A above lists the causes of default applicable only to the provision for repayment of the Down Payment and Interim Installment Payments. For any such default and any other default, OWNER shall have all rights and remedies otherwise available to it, including specifically (but not by way of limitation) any rights to specific performance or mandatory injunction.


                 ARTICLE XI - ARBITRATION, JURISDICTION AND LAW

A. Any dispute or controversy arising under or related to this Agreement where the amount in controversy does not exceed $500,000.00, excepting disputes under paragraphs B and C of this Article, shall be submitted to binding arbitration before the person or entity agreed by the parties within 14 days of the date of this Agreement under paragraph D of this Article or, failing agreement under said paragraph D, then the Chief Surveyor of the American Bureau of Shipping ("ABS") in the City of Seattle, Washington who shall be the single arbitrator appointed jointly by the parties; or if such Chief Surveyor be unwilling or unable to act, then such other single qualified and unbiased individual as the ABS Chief Surveyor will name. Attorney's fees shall be awarded to the prevailing party together with their costs of the arbitration.

B. All disputes to be summarily determined under paragraphs B, D(1) or G of Article I concerning Additional Work or whether an approval was reasonably withheld, under Article V concerning Permitted Delays, or under Article VII concerning Changes, shall be solely determined by summary arbitration to be conducted at Builder's facility within five
         (5) calendar days of the time of the dispute arising, with the sole arbiter the same arbitrator designated or appointed to act under paragraph A of this Article; to be paid such firm or appointee's prevailing fees including actual travel costs but not to exceed fees of $1,500 per day. No rules of evidence shall apply. If either party to the dispute fails to attend the summary arbitration, the arbitrator shall rule in favor of the attending party without requirement of proof or argument by the attending party. The decision of the arbitrator respecting all matters within the scope of the dispute arbitrated shall absolutely bind the parties. The arbitrator's decision may be summary and need not detail reasons

                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


         but shall be in writing. The party which did not prevail on the dispute shall promptly pay all of the arbitrator's fees and costs. This paragraph B of this Article XI makes special provision for an extremely rapid summary arbitration to address special matters which, if not immediately resolved, are likely to frustrate both parties' expectations or the ability of each to govern their behavior under this Agreement.

C. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington. Except for disputes required to be submitted to arbitration under paragraph A or B of this Article, the sole forum to adjudicate any dispute arising under or related to this Agreement shall be the United States District Court for the District of Washington, at Seattle, or if such Court lacks subject matter jurisdiction, then the State Court of general jurisdiction for King County in Seattle; and each party hereby consents to such Court exercising jurisdiction over their person. Nothing in paragraph A or B of this Article shall preclude either party from resorting to the specified sole judicial forum to obtain permanent equitable remedies, or to seek provisional equitable remedies pending the outcome of arbitration, or to carry into effect any determination made by arbitration. Upon any dispute arising under or related to this Agreement, excepting matters within the scope of paragraph B of this
         Article XI, attorneys fees shall be awarded to the prevailing party. This exclusive forum provision shall not limit a party's ability to enforce any judgment rendered by the exclusive forum in any Court or jurisdiction useful or convenient for execution or enforcement.

D. As of the date of this Agreement, BUILDER nominates Kirt Quick (or such other qualified person employed by Hainline & Associates) as arbitrator but such person and firm is unknown to OWNER. The parties agree to exchange nominations and information about the same and promise in good faith to attempt to agree in writing to an individual or entity as arbitrator within 14 days of the date of this Agreement; but in the absence of such agreement, the existing provisions of paragraphs A and B shall control.


                       ARTICLE XII - AGREEMENT CONTROLLING

A. This Agreement together with the Contract Drawings contains the fully-integrated entire and final agreement between the BUILDER and the OWNER; and there are no promises or representations by either of them other than those set forth herein. This Agreement shall not be altered or modified except by an agreement in writing signed by the parties hereto, and no officer, agent, or employee of either the BUILDER or the OWNER shall have the power to waive any provisions hereof unless such waiver be in writing and signed by a duly authorized representative of each of the parties hereto.

B. In the event of conflict between this Agreement and the Final Conversion Scope (or, for the period before the Final Conversion Scope comes into existence, then the Preliminary Conversion Scope), this Agreement governs; as between the Final Ship Construction Specification and the Architects Technical Conversion Plans, the former governs; and in case of internal conflict within the Interior Specification, its drawings govern over textual matters.

                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


       ARTICLE XIII - INSPECTION, ACCESS, TESTS AND OFFICIAL CERTIFICATES

A. During conversion, BUILDER shall provide OWNER, or its appointed representative, facilities and access to inspect the Vessel, material, workmanship, plans, tests and movements. BUILDER shall provide a suitable office for OWNER's representative and BUILDER shall provide access to suitable facilities and conditions such as a telephone, fax, copy machine, heat and air conditioning. BUILDER will perform all of the tests and Trials required of BUILDER in the Final Conversion Scope and reasonably necessary for OWNER's acceptance of the Vessel. Except for OWNER Furnished Items (but as to which OWNER has informed BUILDER that no testing or vendor attendance will be necessary), BUILDER will supply all vendor representatives necessary for installation and Trials, and all crew, stores and ballast reasonably necessary for Trials and for transit to the place of Redelivery. OWNER will supply all fuel and lubricants for Trials and all licensed and employed crew reasonably necessary for tests or demonstrations relating to the crew or to OWNER's operations required by USCG for the COI. BUILDER will give OWNER at least ten (10) business days' notice of the date of commencement of Trials.

B. All of the workmanship and material required under this Agreement, while the same is in the process of fabrication, erection, construction, installation and performance, shall be inspected promptly by the OWNER and his agents and shall be accepted promptly in accordance with this Agreement and the Exhibits hereto or rejected promptly in accordance therewith. The OWNER shall promptly notify the BUILDER if the OWNER's Representative has actual awareness of a particular defect.

C. OWNER hereby appoints Thomas Gourguechon as the OWNER's Representative. Until BUILDER is notified in writing that such OWNER`s Representative's appointment has been revoked, said Representative shall have full and complete authority to act for the OWNER in any and every manner required, permitted or contemplated under this Agreement, except that unless specially notified by the OWNER in writing to the BUILDER the OWNER's Representative shall not have the authority to amend this Agreement on behalf of the OWNER. BUILDER hereby appoints Kevin Dallman as its Representative. Each party shall have one and only one Representative appointed at any given time for the entire period from the date of this Agreement until Redelivery and shall replace said Representative within seven (7) days in the event the position is vacated.

D. BUILDER shall provide access to the Vessel while under conversion to inspectors from any public authority reasonably requested by OWNER and to private business invitees of the OWNER provided that all private business invitees are themselves or by the OWNER insured against injury and death from any cause while on the BUILDER's premises; and OWNER shall defend, indemnify and hold BUILDER harmless from any liability for injury asserted by or on behalf of any such private business invitee against BUILDER save to the extent caused by the BUILDER's active negligence.

                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


E. During conversion, the OWNER will from time to time be required to make decisions on the selection of items to be purchased by the BUILDER to complete the conversion by the Redelivery Date. The OWNER agrees that the OWNER's Representative shall make decisions on all purchase items requested by BUILDER within 5 business days of BUILDER requesting such OWNER decision and having given a reasonable level of detail on the matters requiring decision. The OWNER hereby agrees that its consent shall be deemed given on the purchase source, color or particular item proposed by the BUILDER if OWNER's Representative fails to so decide within 5 business days of BUILDER making the decision request.


                    ARTICLE XIV - ASSIGNMENT OF THE AGREEMENT

         This Agreement shall inure to the benefit of the BUILDER and OWNER and their successors and assigns and shall be binding upon the BUILDER and OWNER and their successors and assigns; provided, however, that BUILDER shall not assign this Agreement or any interest hereunder without the prior written consent of OWNER, and any assignment without said prior written consent shall be null and void. OWNER may at any time sell, transfer or mortgage the Vessel and/or assign this Agreement, but shall at all times remain liable under the Agreement. BUILDER agrees that such a sale and/or assignment shall not be grounds for termination of this Agreement.


                     ARTICLE XV - COMPLIANCE WITH REGULATIONS

         The BUILDER shall comply with all laws, rules, regulations and requirements of the departments or agencies of the United Sates affecting the construction of works, plants and vessels in or on navigable waters and the shores thereof and all other waters subject to the control of the United States, and shall procure at its own expense such permits from the United States and from state and local authorities as may be necessary in connection with beginning or carrying on the completion of the contract work, and shall at all times comply with all applicable and legally enforceable United States, State and local laws in any way affecting the contract work. It shall be the responsibility of OWNER and not BUILDER to make provision in the Vessel and in any of OWNER's shoreside facilities for any compliance necessary with the ADA Accessibility Guidelines now or hereafter in force. Nothing in this Article shall reduce the OWNER's responsibility under
         Article I-D hereof.


                              ARTICLE XVI - PATENTS

         OWNER agrees to protect and hold harmless BUILDER against claims of third persons for damages sustained by reason of the infringement of the patent rights with respect to materials, processes, machinery, equipment, and hull form selected and used by OWNER, Hopeman, or the Architects in such works. OWNER agrees to protect and hold harmless BUILDER against claims of third persons for damages sustained by reason

                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


         of infringement of patent rights with respect to materials, processes, machinery and equipment supplied or specifically acquired by OWNER or required by the Preliminary GA, the Architects Technical Conversion Plans or the Interior Specification and any Final Interior Specification. BUILDER agrees to protect and hold harmless OWNER against claims of third persons for damages sustained by reason of infringement of patent rights with respect to materials, processes, machinery and equipment supplied or specifically acquired or applied by or through BUILDER.


           ARTICLE XVII - OWNERSHIP OF THE DRAWINGS AND SPECIFICATIONS

         The Interior Specification, any Final Interior Specification, the Preliminary GA and the Architects Technical Conversion Plans are and shall remain the sole property of the OWNER. The Preliminary and Final Ship Construction Specifications, the Production Drawings and the As-Built Drawings are and shall be deemed jointly owned by OWNER and BUILDER. BUILDER shall be entitled to retain permanently one archive copy of The Interior Specification, any Final Interior Specification, the Preliminary GA and the Architects Technical Conversion Plans. BUILDER shall not permit any third party who may wish to contract with BUILDER for the construction or conversion of an overnight riverboat to utilize the archive copy of the specified materials which are the sole or joint property of the OWNER for any material portion of a design for another vessel unless it has first obtained the OWNER's written consent to so allow, given or withheld in the Owner's sole and absolute discretion.


                   ARTICLE XVIII - NOTICES AND COMMUNICATIONS

         Communication and notices shall be in writing addressed to the OWNER under this agreement shall be addressed to the OWNER at the following address:

                                    The Delta Queen Steamboat Co.
                                    c/o American Classic Voyages Co.
                                    Two North Riverside Plaza, Suite 200
                                    Chicago, Illinois 60606
                                    Attn: Thomas Gourguechon
                                    Fax:  847-328-0336
                                    With a copy to: Jordan Allen
                                    Fax: 312-466-6151

         Communications and notices shall be in writing addressed to the BUILDER under this Agreement shall be addressed to the BUILDER at the following address:

                                    Nichols Brothers Boat Builders, Inc.
                                    P.O. Box 580, 5400 South Cameron Road
                                    Freeland, Washington 98249
                                    Attn: Matthew J. Nichols
                                    Fax: 360-331-7484

                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN




         Notices shall be personally delivered or, if not, sent both by letter and by fax provided good transmission of the fax is electronically confirmed; and if not so confirmed, shall be sent by Federal Express or like overnight delivery service.


                   ARTICLE XIX - TITLE AND COLLATERAL SECURITY

A. OWNER shall remain the owner of the Vessel to be converted pursuant to this Agreement. Title to all work performed, materials delivered, and components fabricated shall vest in the OWNER as and when performed, delivered to the shipyard, or fabricated. Title to all scrap and title to any material surplus to the requirements of this Agreement shall be and remain vested in the BUILDER.

B. OWNER has disclosed to BUILDER that the Vessel at time of this Agreement is subject to a first preferred mortgage recorded in favor of a lender to OWNER in the approximate amount of $70 million, will remain subject to such mortgage throughout the conversion, and that such lender is unwilling to subordinate the lien of its mortgage to the lien of any security interest in favor of the BUILDER. To protect the interests of BUILDER under such circumstances, OWNER acknowledges that it has agreed to installment payments and a down payment under Articles III and IV hereof to make BUILDER's performance of work hereunder cash flow neutral instead of being in the nature of payments in arrears. To additionally protect BUILDER under such disclosed circumstances, OWNER agrees within 15 days of the date of this Agreement to cause a national banking association of OWNER's choosing to issue a one-year irrevocable standby letter of credit ("SLC") in favor of BUILDER in the amount of $500,000 which, upon any material payment default by OWNER under this Agreement, may be presented by BUILDER to such issuer for a single draw in the full amount of such SLC. As to the cash received from such issuer upon such presentment and as to the SLC, OWNER hereby grants BUILDER a security interest in the SLC and in its proceeds, and in and to all cash paid on presentment of such SLC, and further agrees that BUILDER alone shall be entitled to hold and possess all such proceeds and cash and that such possession by BUILDER constitutes perfection of BUILDER's security interests. BUILDER shall not be restricted as to its use and application of any and all of such proceeds and cash and may instead use and apply it in any manners permitted by law and not inconsistent with the terms of this Agreement. OWNER agrees that BUILDER shall at all times have recourse to OWNER and agrees that any presentment of the SLC by BUILDER shall not be deemed an election of one sole form or type of action or of an exclusive or preclusive remedy, except to the extent (if at all) that such presentment and receipt and use of proceeds and cash satisfies in full all compensatory damages to which BUILDER was entitled on account of such OWNER breach. OWNER shall invoice BUILDER for the OWNER's actual cost to have such SLC issued and shall include with such invoice the issuer's actual record of charges for such issuance; whereupon the BUILDER shall pay the OWNER the amount so invoiced, not to exceed $15,000, within 14 days of the date of OWNER's invoice therefor. If not

                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


         sooner presented and drawn against, the SLC shall be expressly released by the BUILDER on Redelivery.

C. To protect the OWNER's interests in having the BUILDER fully perform its obligations under this Agreement, BUILDER agrees within 15 days of the date of this Agreement to cause a national banking association of BUILDER's choosing to issue a one-year irrevocable standby letter of credit ("SLC") in favor of OWNER in the amount of $1,000,000 which, upon any material payment default by BUILDER under this Agreement, may be presented by OWNER to such issuer for a single draw in the full amount of such SLC. As to the cash received from such issuer upon such presentment and as to the SLC, BUILDER hereby grants OWNER a security interest in the SLC and in its proceeds, and in and to all cash paid on presentment of such SLC, and further agrees that OWNER alone shall be entitled to hold and possess all such proceeds and cash and that such possession by OWNER constitutes perfection of OWNER's security interests. OWNER shall not be restricted as to its use and application of any and all of such proceeds and cash and may instead use and apply it in any manners permitted by law and not inconsistent with the terms of this Agreement. BUILDER agrees that OWNER shall at all times have recourse to BUILDER and agrees that any presentment of the SLC by OWNER shall not be deemed an election of one sole form or type of action or of an exclusive or preclusive remedy, except to the extent (if at all) that such presentment and receipt and use of proceeds and cash satisfies in full all compensatory damages to which OWNER was entitled on account of such BUILDER breach. BUILDER shall invoice OWNER for the BUILDER's actual cost to have such SLC issued and shall include with such invoice the issuer's actual record of charges for such issuance; whereupon the OWNER shall pay the BUILDER the amount so invoiced, not to exceed $30,000, within 14 days of the date of BUILDER's invoice therefor. If not sooner presented and drawn against, the SLC shall be expressly released by the OWNER on Redelivery.


                     ARTICLE XX - CERTAIN DEFAULT PROVISIONS

A. On the eleventh calendar day following any material default by the OWNER in paying any sum due to the BUILDER under this Agreement and which has not been fully cured, the BUILDER shall be at liberty to stop all work in progress on the Vessel and shall be at liberty to cancel such of its vendor and subcontract agreements which relate to the Vessel as it is entitled to do or where affected third parties consent.

B. If a payment default by OWNER continues for 11 days after the actual date when the defaulted payment was due and has not been fully cured:

                  (1) all remaining unpaid portions of the purchase price shall be accelerated and then be all due and payable together with interest on such sum at the rate of one and one-quarter percent (1.25%) per month until paid, but the total indebtedness due shall subtract any actual expense saved by the BUILDER on account of the breach from not having to perform the balance of the contract;

                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN


                  (2) Owner shall in addition pay to BUILDER as liquidated damages for involuntary productive shipyard space consumption and for profit lost from other potential contracts delayed or prevented by the occupation the sum of ______ for each day, after the actual date of default, that the Vessel or the equipment and materials and components intended to become the Vessel continue to occupy space at the BUILDER's facility, and in addition a one-time work force demobilization fee of _______, but all amounts under this subparagraph shall not in any event exceed the sum of ________; and

                  (3) Respecting the sums specified in preceding subparagraph 2, the parties agree that the sums are not penalties but instead a good faith agreement to sums meant to compensate the BUILDER for damages foreseeable but presently impossible or difficult to calculate.


                    XXI: SPECIAL EARLY TERMINATION PROVISION

         Should the Vessel during transit from her present location in Louisiana to the BUILDER's facility sink or be so damaged in transit that she is an actual or implied constructive total loss for purposes of the expectations of the parties under this Agreement (and if damage suffered in transit would necessitate $1 million or more work beyond the scope of the Preliminary Conversion Scope and delay the Redelivery Date by 30 days or more, the Vessel shall conclusively be deemed an implied constructive total loss); then in such event the OWNER may by written notice to the BUILDER declare this Agreement terminated effective as of the date of BUILDER's receipt of such notice. Forthwith upon receipt of such notice, the BUILDER shall notify its vendors and subcontractors to, and shall itself, stop all work and activity under this Agreement; and shall thereafter promptly notify the OWNER in writing of the total of its labor, subcontract, equipment and materials charges actually paid or incurred under this Agreement to such date less the amount of any refunds and relief from liability insurance which BUILDER can actually effect with commercially reasonable effort with its subcontractors, vendors and suppliers; and if such total is greater than the sums paid by OWNER to BUILDER under Articles III and IV of this Agreement, BUILDER shall invoice the OWNER for the difference which OWNER shall pay within fourteen calendar days of date of invoice; but if such total is less than such payments, BUILDER shall with such notice refund the difference to the OWNER.

[Only a concluding single un-numbered paragraph and the signatures of the parties appear on the single page following.]

                                                                 OWNER: /s/ JBA
                                                                BUILDER: /s/ MJN





IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their proper authorized representatives, thereunto duly authorized, with this Agreement being deemed made and completed at Freeland, Washington. This Agreement may be executed at different places and the signatures transmitted by facsimile which, if so done, will bind a party transmitting their signature by facsimile as fully as if their original signature had been delivered; and, or in addition, this Agreement may be executed in original counterparts which, if so done, shall when taken together bind the parties fully and as if both had originally subscribed to a single instrument. Each person signing this Agreement individually warrants their ability to bind the party on whose behalf each signs.



                                NICHOLS BROTHERS BOAT BUILDERS, INC.


                                By: /s/ Matthew J. Nichols
                                    --------------------------------------------
                                Name/title: Matthew J. Nichols, President

                                THE DELTA QUEEN STEAMBOAT CO.


                                By: /s/ Jordan Allen
                                    --------------------------------------------
                                Name/title:  Jordan Allen, Senior Vice-President